                                                                     EXHIBIT 3.1



                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 04:00 pm 01/26/1994
                                                        944008593 - 2371641

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                          NE RESTAURANT COMPANY, INC.
                          ---------------------------


     The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and generally known as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:  The name of the corporation (hereinafter called the "Corporation")
     -----
is NE Restaurant Company, Inc.

     SECOND:  The address, including street, number, city, and county, of the
     ------
registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:  The nature of the business and the purposes to be conducted and
     -----
promoted by the Corporation, shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares of stock which the Corporation shall
     ------
have authority to issue is 4,000,000 shares of Common Stock, $.01 par value.

     FIFTH:  The name and the mailing address of the incorporator is as follows:
     -----

     NAME                       ADDRESS
     ----                       -------


  Philip J. Flink   c/o Brown, Rudnick, Freed & Gesmer, P.C.
                    One Financial Center
                    Boston, MA  02111

     SIXTH:  The name and the mailing address of the directors of the
     -----
Corporation, each of whom shall serve until the first annual meeting of shareholders and until his or her successor is elected and qualified, are as follows:

     NAME                       ADDRESS
     ----                       -------


  Benjamin Jacobson  Jacobson Partners, L.P.
                     625 Madison Avenue, Suite 10B
                     New York, NY  10022

  Dennis Pedra       NE Restaurant Company, Inc.
                     300 Pond Street
                     Randolph, MA  02138

  Paul Hoagland      NE Restaurant Company, Inc.
                     300 Pond Street
                     Randolph, MA  02138

     SEVENTH:  The Corporation shall have perpetual existence.
     -------

     EIGHTH:  Whenever a compromise or arrangement is proposed between this
     ------
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH:  For the management of the business and for the conduct of the
     -----
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

     2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

     3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.


     TENTH:  (a)  The Corporation may, to the fullest extent permitted by
     -----
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


          (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.


     ELEVENTH:  From time to time any of the provisions of this Certificate of
     --------
Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleventh.

     Signed on the 26th day of January, 1994.



                                    /s/ Philip J. Flink
                                    --------------------------------
                                    Philip J. Flink, Incorporator


                                     - 3 -